UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 18, 2007
AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska (Address of principal executive offices)	68102 (Zip Code)
Registrant’s telephone number, including area code: (402) 444-1630
Not applicable
(Former name, former address and former fiscal year, if applicable)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     On October 18, 2007, America First Tax Exempt Investors, L.P., a Delaware limited partnership (the “Registrant”) entered into a financing arrangement whereby the Registrant’s $12.6 million tax-exempt mortgage bond secured by Woodbridge Apartments in Bloomington, Indiana was placed in a trust (the “Trust”) under the terms of a Custody and Participation Agreement by and between Registrant, U.S. Bank National Association as trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) (the “Trust Agreement”). The Trust issued senior securities (known as “P-Floats”) to unaffiliated institutional investors and subordinated residual interest securities (known as “RITES”) to the Registrant. The Registrant received the net proceeds of approximately $12.6 million from the sale of the P-Floats. These funds are available to the Registrant for investment in additional tax-exempt mortgage bonds and other investments consistent with its investment policies and for other partnership purposes. The Registrant maintains a call option on the senior P-Float securities which allows it to collapse the Trust at any time. Accordingly, the Registrant retains a level of control over the underlying Bond that allows it to account for this transaction as secured variable-rate borrowing.
     There is no affiliation between the Registrant and Merrill Lynch and the terms of the financing were determined through arm’s-length negotiation.
Item 8.01 Other Events
     On October 18, 2007, the Registrant completed the acquisition of the entire pool of $10.8 million Runnymede Apartments Multifamily Housing Revenue Bonds (the “Bonds”) which were issued to finance a 252 unit apartment complex located in Austin, Texas known as the Runnymede Apartments. The Bonds carry an annual interest rate of 6% and mature on October 1, 2042. The Registrant financed its acquisition of the Bonds through existing cash and a portion of the borrowings under the Merrill Lynch P-Float program described above in Item 1.01.
     The Registrant has issued a press release with respect to the acquisition of the Bonds and its additional borrowings under the Merrill Lynch P-Float program, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press release of America First Tax Exempt Investors, L.P. dated October 23, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 23, 2007

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
By:	America First Capital Associates Limited
Partnership Two,
its general partner

By:	The Burlington Capital Group, LLC,
its general partner

By:	/s/ Michael J. Draper
Michael J. Draper, Chief Financial Officer